Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, October 29, 2014
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD THIRD QUARTER RESULTS

NORTHBROOK, IL — October 29, 2014 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported record results for the third quarter ended September 30, 2014. As compared to 2013’s third quarter, results for 2014’s third quarter are below:

•                  Net sales of $598 million up $59 million, or 11 percent

•                  Net income of $54 million up $10 million, or 22 percent

•                  Adjusted EBITDA of $132 million up $15 million, or 13 percent

•                  Adjusted EBITDA margin of 22.0 percent, up from 21.7 percent

•                  Diluted EPS of $0.56 up $0.10 per share, or 22 percent

•                  Adjusted diluted EPS of $0.60 up $0.08 per share, or 15 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone continued the positive momentum from the second quarter of 2014 into the third quarter and achieved all-time record quarterly results.

“Productivity gains resulting from improved operations and synergy benefits have increased KapStone’s EBITDA over the past year.  Our capital expenditures are delivering the expected results, and we continue to prudently invest in our operations.  During the third quarter, the $50 per ton Kraft paper price increase was fully implemented. At the end of the quarter, we implemented an accounts receivable securitization program which should reduce cash interest expense by $2 million over the next 12 months.”

Third Quarter Operating Highlights

Consolidated net sales of $598 million in the third quarter of 2014 increased by $59 million, or 11 percent compared to $539 million for the 2013 third quarter. The increase is primarily due to the Longview acquisition, which contributed $43 million of additional revenue. Higher sales volumes and prices for the legacy operations also contributed to the increase in revenues. The Company sold 715,000 tons of products during the third quarter of 2014 compared to 634,000 tons a year earlier. The Company’s average mill selling price of $689 per ton in the third quarter of 2014 increased by $7 per ton compared to the third quarter of 2013 primarily due to the impact of a $50 per ton kraft paper price increase announced in March of 2014 which was fully realized by the end of September.

Operating income of $94 million for the 2014 third quarter increased by $13 million, or 16 percent, compared to the 2013 third quarter. The improved financial performance primarily reflects benefits from significantly higher productivity improvements in mill operations, the Longview acquisition, higher prices and sales volumes partially offset by inflation on labor and input costs, the timing of annual maintenance outages and the cost associated with a voluntary separation plan.

Interest expense, net, was $7 million for the third quarter of 2014, down $1 million from a year ago as a result of lower interest rates. As of September 30, 2014, the average interest rate on our borrowings was 1.83 percent which is 67 basis points, or $8 million on an annualized basis, lower than at December 31, 2013 due to a recently amended credit facility agreement that reduced the borrowing rates, improved debt to EBITDA ratio that improved our position on the interest rate pricing grid and the receivables securitization program.  Based on using the proceeds from the receivable securitization program to pay down our term loans, the Company wrote off $3.0 million of deferred debt issuance costs in the current quarter.

The effective income tax rate for the 2014 third quarter was 33.9 percent compared to 37.9 percent for the 2013 third quarter.  The lower income tax rate reflects a benefit from additional R&D tax credits for prior years. The Company’s cash tax rate is forecasted at 35 percent for 2014.

Cash Flow and Working Capital

Cash and cash equivalents increased by $56 million in the quarter ended September 30, 2014, from June 30, 2014 to $106 million.  The Company generated $97 million of net cash from operating activities during the third quarter. At September 30, 2014 the debt leverage ratio was 2.65 times, down from 3.80 times at the time of the Longview acquisition. Capital expenditures in the third quarter were $39 million.

At September 30, 2014, the Company had approximately $345 million of working capital and $395 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “We continued our shift from integration to optimizing the enterprise during the third quarter. Our operating platform will continue to strengthen and provide improved results.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Thursday, October 30, 2014, to discuss the Company’s financial results for the 2014 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  877-299-4454
International: 617-597-5447
Participant Passcode:  84294908

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes four paper mills and 21 converting plants, respectively, across the US. The business employs approximately 4,600 people.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) the integration of the Longview acquisition. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended September 30,		Variance
	2014	2013	%	2014	2013	%

Net sales	$598,106	$538,603	11.0%	$1,737,507	$1,184,737	46.7%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	388,641	352,346	-10.3%	1,164,134	803,045	-45.0%
Depreciation and amortization	34,997	28,522	-22.7%	101,580	62,999	-61.2%
Freight and distribution expenses	46,173	39,679	-16.4%	131,829	95,448	-38.1%
Selling, general and administrative expenses	34,133	37,538	9.1%	102,371	77,738	-31.7%
Other operating income	—	177	-100.0%	—	575	-100.0%
Operating income	94,162	80,695	16.7%	237,593	146,082	62.6%

Foreign exchange gain / (loss)	(960)	359	-367.4%	(859)	137	-727.0%
Loss on debt extinguishment	2,963	—	n/a	2,963	—	n/a
Interest expense, net	6,617	8,034	17.6%	20,884	11,818	-76.7%
Amortization of debt issuance costs	1,482	1,551	4.4%	4,415	3,004	-47.0%
Income before provision for income taxes	82,140	71,469	14.9%	208,472	131,397	58.7%
Provision for income taxes	27,886	27,055	-3.1%	70,660	47,533	-48.7%
Net income	$54,254	$44,414	22.2%	$137,812	$83,864	64.3%

Net income per share:
Basic	$0.57	$0.47		$1.44	$0.88
Diluted	$0.56	$0.46		$1.41	$0.87

Weighted-average number of shares outstanding:
Basic	95,958,877	95,457,816		95,857,079	95,200,896
Diluted	97,515,901	96,997,140		97,416,869	96,655,076

Effective income tax rate	33.9%	37.9%		33.9%	36.2%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$54,254	$44,414	22.2%	$137,812	$83,864	64.3%
Interest expense, net	6,617	8,034	17.6%	20,884	11,818	-76.7%
Amortization of debt issuance costs	1,482	1,551	4.4%	4,415	3,004	-47.0%
Provision for income taxes	27,886	27,055	-3.1%	70,660	47,533	-48.7%
Depreciation and amortization	34,997	28,522	-22.7%	101,580	62,999	-61.2%
EBITDA (Non-GAAP)	$125,236	$109,576	14.3%	$335,351	$209,218	60.3%

Acquisition, start up and other expenses	603	6,256	90.4%	3,350	9,540	64.9%
Voluntary separation plan	1,465	—	—	6,283	—	—
Stock-based compensation expense	1,401	972	-44.1%	5,630	4,271	-31.8%
Loss on debt extinguishment	2,963	—	—	2,963	—	—
Adjusted EBITDA (Non-GAAP)	$131,668	$116,804	12.7%	$353,577	$223,029	58.5%

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$54,254	$44,414		$137,812	$83,864
Acquisition, start up and other expenses	395	4,060		2,194	6,191
Voluntary separation plan	960	—		4,115	—
Stock-based compensation expense	918	631		3,688	2,772
Loss on debt extinguishment	1,941	—		1,941	—
Tax adjustment - Longview acquisition	(279)	1,606		(279)	1,406
Adjusted Net Income (Non-GAAP)	$58,189	$50,711		$149,471	$94,233

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.57	$0.47		$1.44	$0.88
Acquisition, start up and other expenses	—	0.05		0.02	0.07
Voluntary separation plan	0.01	—		0.04	—
Stock-based compensation expense	0.01	—		0.04	0.03
Loss on debt extinguishment	0.02	—		0.02	—
Tax adjustment - Longview acquisition	—	0.01		—	0.01
Adjusted Basic EPS (Non-GAAP)	$0.61	$0.53		$1.56	$0.99

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.56	$0.46		$1.41	$0.87
Acquisition, start up and other expenses	—	0.04		0.02	0.05
Voluntary separation plan	0.01	—		0.04	—
Stock-based compensation expense	0.01	0.01		0.04	0.03
Loss on debt extinguishment	0.02	—		0.02	—
Tax adjustment - Longview acquisition	—	0.01		—	0.02
Adjusted Diluted EPS (Non-GAAP)	$0.60	$0.52		$1.53	$0.97

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,649	$12,967
Trade accounts receivable, net of allowances	256,658	232,347
Other receivables	10,400	11,399
Inventories	232,578	217,382
Prepaid expenses and other current assets	8,865	6,405
Total current assets	614,150	480,500

Plant, property and equipment, net	1,399,309	1,389,609
Other assets	135,443	129,493
Intangible assets, net	113,494	123,745
Goodwill	533,851	528,515
Total assets	$2,796,247	$2,651,862

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$4,950
Other current borrowings	1,162	—
Accounts payable	154,703	159,127
Accrued expenses	52,897	45,885
Accrued compensation costs	58,928	54,871
Accrued income taxes	930	—
Deferred income taxes	115	5,445
Total current liabilities	268,735	270,278

Long-term debt, net of current portion	1,200,278	1,192,413
Pension and post-retirement benefits	64,759	69,611
Deferred income taxes	441,317	444,672
Other liabilities	9,105	8,808
Total other liabilities	1,715,459	1,715,504

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	254,259	246,186
Retained earnings	550,161	412,349
Accumulated other comprehensive income	7,623	7,535
Total stockholders’ equity	812,053	666,080
Total liabilities and stockholders’ equity	$2,796,247	$2,651,862

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating activities:
Net income	$54,254	$44,414	$137,812	$83,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,997	28,522	101,580	62,999
Stock-based compensation expense	1,401	972	5,630	4,271
Pension and postretirement	(3,105)	506	(9,939)	1,216
Excess tax benefits from stock-based compensation	(348)	(817)	(2,960)	(2,547)
Amortization of debt issuance costs	1,482	1,551	4,415	3,004
Loss on debt extinguishment	2,963	—	2,963	—
Loss on disposal of fixed assets	187	248	1,203	390
Deferred income taxes	(3,102)	21,087	(1,059)	34,513
Changes in operating assets and liabilities	8,666	1,728	(33,596)	(18,827)
Net cash provided by operating activities	$97,395	$98,211	$206,049	$168,883

Investing activities:
Longview acquisition, net of cash acquired	—	(537,465)	—	(537,465)
Capital expenditures	(38,691)	(23,558)	(112,367)	(56,271)
Net cash used in investing activities	$(38,691)	$(561,023)	$(112,367)	$(593,736)

Financing activities:
Proceeds from revolving credit facility	$—	$197,713	$97,900	$289,113
Repayments on revolving credit facility	—	(174,913)	(97,900)	(316,113)
Proceeds from receivables credit facility	175,000	—	175,000	—
Proceeds from long-term debt	—	1,275,000	—	1,275,000
Repayments on long-term debt	(176,175)	(305,313)	(178,525)	(305,313)
Redemption of Longview senior notes	—	(507,520)	—	(507,520)
Payment of debt issuance costs	(375)	(19,654)	(1,081)	(19,654)
Proceeds from other current borrowings	—	1,384	6,300	5,115
Repayments on other current borrowings	(1,736)	(1,711)	(5,138)	(3,739)
Payment of withholding taxes on stock awards	(114)	—	(1,755)	(860)
Proceeds from exercises of stock options	250	613	639	1,627
Proceeds from issuance of shares to ESPP	395	179	600	349
Excess tax benefits from stock-based compensation	348	817	2,960	2,547
Net cash provided by (used in) financing activities	$(2,407)	$466,595	$(1,000)	$420,552
Net increase / (decrease) in cash and cash equivalents	56,297	3,783	92,682	(4,301)
Cash and cash equivalents-beginning of period	49,352	8,404	12,967	16,488
Cash and cash equivalents-end of period	$105,649	$12,187	$105,649	$12,187